                                                                   EXHIBIT 10.10

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                              POET HOLDINGS, INC.

                          SECOND AMENDED AND RESTATED

                          STOCKHOLDER RIGHTS AGREEMENT

                            DATED DECEMBER 23, 1998


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                               TABLE OF CONTENTS

                                                                            PAGE
Certain Definitions......................................................     2

Restrictions on Transferability..........................................     3

1.   Restrictive Legends.................................................     4
2.   Notice of Proposed Transfers........................................     5

Registration Rights......................................................     5

1.   Requested Registration..............................................     5
2.   Company Registration................................................     7
3.   Expenses of Registration............................................     8
4.   Registration on Form S-3............................................     8
5.   Registration Procedures.............................................     9
6.   Indemnification.....................................................     9
7.   Information by Holder...............................................    12
8.   Limitations on Registration of Issues of Securities.................    12
9.   Rule 144 Reporting..................................................    12
10.  No-Action Letter or Opinion of Counsel in Lieu of Registration......    13
11.  Transfer or Assignment of Registration Rights.......................    13
12.  "Market Stand-off" Agreement........................................    13
13.  Limitations on Registration Obligations.............................    13

Right of First Refusal...................................................    14

1.   New Issuances.......................................................    14

Additional Covenants.....................................................    16

1.   Key Person Insurance................................................    16
2.   Financial Information...............................................    16
3.   Restriction on Increases in Founders' Salaries......................    17
4.   Compliance with Financing Documents.................................    17
5.   Prompt Payment of Taxes, etc. ......................................    17
6.   Maintenance of Properties...........................................    18
7.   Accounts and Records................................................    18
8.   Maintenance of Corporate Existence, etc. ...........................    18
9.   Availability of Common Stock for Conversion.........................    18
10.  Confidential Information and Invention Assignment Agreement.........    18
11.  Observer Rights.....................................................    18
12.  Termination of Additional Covenants.................................    19


                                       i


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
Miscellaneous............................................................    19

1.   Governing Law.......................................................    19
2.   Entire Agreement....................................................    19
3.   Notices, Etc. ......................................................    19
4.   Amendments and Waivers..............................................    20
5.   Counterparts........................................................    20


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                               POET HOLDINGS, INC.
                           SECOND AMENDED AND RESTATED

                          STOCKHOLDER RIGHTS AGREEMENT

THIS SECOND AMENDED AND RESTATED STOCKHOLDER RIGHTS AGREEMENT (the "Agreement"), dated as of December 23, 1998, is entered into by and among POET HOLDINGS, INC., a Delaware corporation (the "Company"), EUROPEAN TECHNOLOGY HOLDINGS and INNOVACOM (formerly, Compagnie Auxiliaire Telecommunication) (collectively the "Series A Stockholders"), DIRK BARTELS and JOCHEN WITTE (collectively, the "Founders"), the holders of Series B Common Stock of the Company listed on Exhibit A attached hereto (the "Series B Common Stockholders"), the holders of Series B Preferred Stock of the Company listed on Exhibit A attached hereto (the "Series B Stockholders"), the holders of Series C Preferred Stock of the Company listed on Exhibit A (the "Series C Stockholders"), LIGHTHOUSE CAPITAL PARTNERS, L.P. ("Lighthouse"), VENTURE LENDING, a Division of Cupertino National Bank & Trust ("Cupertino") and the Purchasers listed on Exhibit A (collectively, the "Purchasers"). For purposes of this Agreement, the Series A Stockholders, the Series B Stockholders, the Series C Stockholders and the Purchasers are sometimes collectively referred to herein as the "Investors." This Agreement is being entered into pursuant to that certain Series D Preferred Stock Purchase Agreement of even date herewith between the Company and the Purchasers (the "Series D Preferred Stock Purchase Agreement").

                                    RECITALS

        A. The Company, the Founders, the Series A Stockholders, the Series B Stockholders, the Series C Stockholders, Lighthouse and Cupertino desire to terminate that certain Amended and Restated Stockholder Rights Agreement dated November 18, 1996 among the Company, the Founders, such Investors, Lighthouse and Cupertino, as amended, (the "Prior Agreement"), waive all rights of first refusal and notice rights set forth in the Prior Agreement which pertain to the sale of the Series D Shares pursuant to the Series D Purchase Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Agreement.

        B. The Purchasers and the Company are parties to the Series D Purchase Agreement.

        C. The execution of this Agreement is a condition to the closing of the transactions contemplated by the Series D Purchase Agreement.

        NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties to the Prior Agreement hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement and that all rights of first refusal and rights to notice set forth in the Prior Agreement which pertain to the purchase of a pro rata share of the Series D Preferred contemplated in the Series D Purchase Agreement are hereby waived, and the parties hereto agree as follows:

        A. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

               "CLOSING DATE" shall mean the first date the Company sells the Series D Shares to the Purchasers pursuant to the Series D Purchase Agreement.

               "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

               "COMMON STOCK" shall mean the Series A Common Stock of the Company or any undesignated Common Stock of the Company.

               "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

               "FOUNDERS' SHARES" shall mean the shares of Series B Common Stock held by the Founders as of the date hereof.

               "HOLDER" shall mean any holder, or an assignee under Section C(11) hereof, of outstanding Registrable Securities.

               "INITIATING HOLDERS" shall mean any Holders who in the aggregate are Holders of fifty percent (50%) or more of the Registrable Securities other than the Founders' Shares.

               "PUBLIC OFFERING" shall mean the initial offering to the public of the Company's stock pursuant to a firm commitment registered underwriting for the account of the Company.

               The terms "REGISTER", "REGISTERED" and "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

               "REGISTRABLE SECURITIES" shall mean shares of Common Stock (i) issued or issuable pursuant to the conversion of the Series B Common Shares, the Series A Shares, the Series B Shares, the Series C Shares or the Series D Shares
(ii) issued in respect of securities issued pursuant to the conversion of the Series B Common Shares, the Series A Shares, the Series B Shares, the Series C Shares or the Series D Shares upon any stock split, stock dividend, recapitalization, substitution, or similar event and (iii) for purposes of Section C(2), issued or issuable pursuant to the conversion of the Founders' Shares or issued in respect of securities issued pursuant to the conversion of the Founders' Shares upon any stock split, stock dividend, recapitalization, substitution or similar event, but only to the extent such shares are still held by the Founders; provided, however, that Registrable Securities shall not include any (a) shares of Common Stock which may be sold pursuant to an effective registration statement, (b) shares of Common Stock which have previously been sold to the public, or (c) securities which would otherwise be Registrable Securities held by a Holder who is then permitted to sell all of such securities within any three (3) month period following the Company's initial public offering pursuant to Rule 144.



                                      -2-
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               "REGISTRATION EXPENSES" shall mean all expenses (excluding underwriting discounts and selling commissions) incurred in connection with a registration under Sections C (1), (2) or (4) hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration, and the reasonable fees and expenses (not to exceed $25,000) of one counsel for the selling stockholders (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

               "RESTRICTED SECURITIES" shall mean the securities of the Company required to bear or bearing the legend set forth in Section B(l) hereof.

               "RULE 144" shall mean Rule 144 as promulgated by the Commission under the Securities Act.

               "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

               "SELLING EXPENSES" shall include all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

               "SERIES A SHARES" shall mean the shares of Company's Series A Preferred Stock held by the Series A Stockholders as of the date hereof.

               "SERIES B COMMON SHARES" shall mean the Series B Common Stock held by the Series B Common Stockholders as of the date hereof.

               "SERIES B SHARES" shall mean shares of the Company's Series B Preferred Stock held by the Series B Stockholders as of the date hereof and the shares of the Company's Series B Preferred Stock issued or issuable upon exercise of that certain Warrant dated as of June 12, 1995 held by Lighthouse.

               "SERIES C SHARES" shall mean shares of the Company's Series C Preferred Stock held by the Series C Stockholders as of the date hereof and the shares of the Company's Series C Preferred Stock issued or issuable upon exercise of those certain Warrants dated as of September 13, 1996 and July 25, 1996 held by Cupertino.

               "SERIES D SHARES" shall mean shares of the Company's Series D Preferred Stock issued or issuable pursuant to the Series D Preferred Stock Purchase Agreement held by the Purchasers listed in Exhibit A hereto and the shares of the Company's Series D Preferred Stock issued or issuable upon exercise of those certain Warrants dated as of September 23, 1998, issued pursuant to that certain Note and Warrant Purchase Agreement dated as of September 23, 1998 held by the Purchasers listed in Exhibit A hereto.

        B. Restrictions on Transferability. Except upon the conditions specified in this Agreement, which conditions are intended to insure compliance with the provisions of the Securities Act or, in the case of Section C(12) hereof, to assist in an orderly distribution, the Restricted Securities shall not be



                                      -3-
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transferred to entities or individuals other than to Holder's wholly owned subsidiaries, Holder's parent company or parent company's wholly-owned subsidiary, which, for the purposes of this Section B, shall include any subsidiary in which the parent company has at least a ninety percent (90%) ownership interest. Each holder of Restricted Securities will cause any proposed transferee of Restricted Securities held by that holder to agree to take and hold those securities subject to the provisions and upon the conditions specified in this Agreement.

               1. Restrictive Legends. Each certificate representing (i) the Founders' Shares, the Series B Common Shares, the Series A Shares, the Series B Shares, the Series C Shares and the Series D Shares and (ii) shares of the Company's Common Stock issued upon conversion of the Founders' Shares, the Series B Common Shares, the Series A Shares, the Series B Shares, the Series C Shares or the Series D Shares and (iii) any other securities issued in respect of the Founders' Shares, the Series B Common Shares, the Series A Shares, the Series B Shares, the Series C Shares or the Series D Shares, or the Common Stock issued upon conversion of the Founders' Shares, the Series B Common Shares, the Series A Shares, the Series B Shares, the Series C Shares or the Series D Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted or unless the securities evidenced by such certificate shall have been registered under the Securities
Act) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

                      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") OR ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT. COPIES OF THE AGREEMENTS COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICE OF THE CORPORATION.

               Upon request of a holder of such a certificate, the Company shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if with such request, the Company shall have received either the opinion referred to in Section B(2)(i) or the "no-action" letter referred to in Section B(2)(ii) to the effect that any transfer by such holder of the securities evidenced by such certificate will not violate the Securities Act and applicable state securities laws, unless any such transfer legend may be removed pursuant to Rule 144(k), in which case no such opinion or "no-action" letter shall be required, and provided that the Company shall not be obligated to remove any such legends prior to the date of the Public Offering under the Securities Act.



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               2. Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section B(2). Prior to any proposed transfer of any Restricted Securities (other than under circumstances described in Sections C (1), (2) and (4) hereof), the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied (except in transactions in compliance with Rule 144(k) promulgated under the Securities Act or for a transfer to a holder's spouse, ancestors, descendants or a trust for any of their benefit, or in transactions involving the distribution without consideration of Restricted Securities by a holder to any of its partners) or retired partners or to the estate of any of its partners or retired partners by either (i) a written opinion of legal counsel to the holder who shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act or (ii) a "no-action" letter from the Commission to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by such holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the restrictive legend set forth in Section B(1) above, except that such certificate shall not bear such restrictive legend after the date of the Company's Public Offering under the Securities Act if the opinion of counsel or "no-action" letter referred to above expressly indicates that such legend is not required in order to establish compliance with the Securities Act or if such legend is no longer required pursuant to Rule 144(k).

        C.     Registration Rights.

               1.     Requested Registration.

                          a. Request for Registration. If the Company shall
receive from Initiating Holders a written request that the Company effect any registration with respect to at least fifty percent (50%) of the Registrable Securities (provided that such number of Registrable Securities would result in an aggregate offering of at least $7,500,000), the Company will:

                             (i) promptly give written notice of the proposed
registration to all other Holders; and

                             (ii) as soon as practicable, use its diligent best
efforts to effect such registration (including without limitation, the execution of an undertaking to file post effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request delivered to the Company within fifteen (15) days after receipt of such written notice from the Company.



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

               Subject to the limitations of Section C(13), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, after receipt of the request or requests of the Initiating Holders.

               The registration statement filed pursuant to the request of the Initiating Holders, may, subject to the provisions of Sections C(l)(b) and C(2) below, include other securities of the Company which are held by officers or directors of the Company or which are held by persons who, by virtue of agreements with the Company, are entitled to include their securities in any such registration, but the Company shall have no right to include any of its securities in any such registration except as provided in Sections C(l)(b) and C(2) below.

                          b. Underwriting. If the Initiating Holders intend to
distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section C(l), and the Company shall include such information in the written notice referred to in Section C(l)(a)(i) above. The right of any Holder to registration pursuant to Section C(l) shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder with respect to such participation and inclusion) to the extent provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities he holds.

               If officers or directors of the Company shall request inclusion of securities of the Company other than Registrable Securities in any registration pursuant to Section C(l), or if holders of securities of the Company who are entitled by contract with the Company to have securities included in such a registration (such officers, directors, and other stockholders being collectively referred to as the "Other Stockholders") request such inclusion, the Initiating Holders shall, on behalf of all Holders, offer to include the securities of such Other Stockholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Agreement. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and Other Stockholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters (the "Underwriter") selected for such underwriting by sixty percent (60%) of the Initiating Holders and reasonably acceptable to the Company. Notwithstanding any other provision of this Section C(l), if the Underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the Underwriter may (subject to the allocation priority set forth below and after good faith discussions with the Initiating Holders) limit the number of Registrable Securities to be included in the registration and underwriting to not less than fifty percent (50%) of the securities which Holders have requested be included therein. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following priority: first, among all Holders of Registrable Securities to the extent of fifty percent (50%) of the Registrable Securities (and pro rata among such Holders on the basis of all Registrable Securities then held by such Holders); second, the Company shall be able to include any securities which it desires to sell for its own account; and third, among all Other Stockholders in proportion, as nearly as practicable, to the respective amounts of securities which they had requested to be included in such registration at the time of filing the registration statement. If any Holder or Other Stockholder disapproves of the terms of any such underwriting, such holder may elect to withdraw therefrom by written notice to the Company and the Underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

               2.     Company Registration.

                          a. If the Company shall determine to register any of
its securities either for its own account or for the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans or a registration relating solely to a Commission Rule 145 transaction or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

                             (i) promptly give to each Holder, including each
Founder, (to the extent such Founders continue to hold Registrable Securities), written notice thereof (which, to the extent then known, shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                             (ii) include in such registration (and any related
qualification under blue sky laws or other compliance), and in any underwriting involved therein, all of the Registrable Securities specified in a written request or requests made by any Holder within fifteen (15) days after receipt of the written notice from the Company described in clause (i) above, except as set forth in Section C(2)(b) below. Such written request may specify all or a part of a Holder's Registrable Securities.

                          b. Underwriting. If the registration of which the
Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section C(2)(a)(i). In such event the right of any Holder to registration pursuant to Section C(2) shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the Other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the Underwriter selected for underwriting by the Company. Notwithstanding any other provision of this Section C(2), if the Underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, and (a) if such registration is the first registered offering of the Company's securities to the public, the Underwriter may exclude from such registration and underwriting some (subject to the allocation priority set forth below and after good faith discussions with the Initiating Holders) or all of the Registrable Securities and other securities held by Other Stockholders which would otherwise be underwritten pursuant hereto, and (b) if such registration is other than the first registered offering of the sale of the Company's securities to the public, the Underwriter may (subject to the allocation priority set forth below) limit the number of Registrable Securities to be included in the secondary portion of the registration and underwriting to not less than thirty percent (30%) of the Registrable Securities which Holders have requested be included therein. The Company shall so advise all holders of securities requesting registration, and the number of shares of Registrable Securities that are entitled to be included in the registration and underwriting by persons other than the Company shall be allocated in the following priority: first, to Holders of Registrable Securities (except Cupertino) pro rata among such Holders on the basis of all Registrable Securities then held by such Holders; and second, among all Other Stockholders (for purposes of these allocation provisions set forth in this Section B(2)(b) Other Stockholders shall include Cupertino) in proportion, as nearly as practicable, to the respective amounts of securities which they had requested to be included in such registration at the time of filing the registration statement. If any Holder or Other Stockholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the Underwriter. Any Registrable Securities, or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

               3. Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement shall be borne by the Company, and all Selling Expenses shall be borne by the holders of the securities so registered pro rata on the basis of the number of their shares so registered; provided, however, that the Company shall not be required to pay any Registration Expenses if, as a result of the withdrawal of a request for registration by Initiating Holders, the registration statement does not become effective unless such withdrawal is a result of a material adverse condition of the Company. If the Company is not required to pay any Registration Expenses, then the Holders and Other Stockholders requesting registration shall bear such Registration Expenses pro rata on the basis of the number of their shares so included in the registration request, and such registration shall not be considered a registration for purposes of Section C(l)(a)(ii).

               4. Registration on Form S-3. The Company shall use its best efforts to qualify for registration on Form S-3, and to that end, the Company shall comply with the reporting requirements of the Exchange Act within six (6) months following the effective date of the first registration of any securities of the Company for a registered public offering. After the Company has qualified for the use of Form S-3, holders of at least 20% of the Registrable Securities shall have the right to request one registration on Form S-3 in each 12-month period (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by each such holder), subject only to the following limitations:

                          a. The Company shall not be obligated to cause a
registration on Form S-3 to become effective prior to one hundred and eighty
(180) days following the effective date of a Company-initiated registration (other than a registration effected solely to qualify an employee benefit plan or to effect a business combination pursuant to Rule 145), and provided that the Company shall use its best efforts to achieve such effectiveness promptly following such one hundred and eighty (180) day period;

                          b. The Company shall not be obligated to cause a
registration on Form S-3 to become effective prior to expiration of one hundred eighty (180) days following the effective date of the most recent registration pursuant to a request by a holder of Registrable Securities under this

Agreement or pursuant to a request by a holder of registration rights under any other agreement of the Company granting Form S-3 demand registration rights; provided, however, that the Company shall use its best efforts to achieve such effectiveness promptly following such one hundred eighty (180) day period;

                          c. The Company shall not be required to effect a
registration pursuant this Section C(4) unless the Holder or Holders requesting registration propose to dispose of shares of Registrable Securities having an aggregate disposition price (before deduction of underwriting discounts and expenses of sale) of at least $1,500,000; and

                          d. The Company shall not be required to maintain and
keep any such registration on Form S-3 effective for a period exceeding ninety
(90) days from the effective date thereof. The Company shall give notice to all Holders and a holders of registration rights under any other agreement of the Company granting Form S-3 or similar demand registration rights of the receipt of a request for registration pursuant to this Section C(4) and shall provide a reasonable opportunity for all such other holders to participate in the registration. Subject to the foregoing, the Company will use its best efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3 to the extent requested by such holder or holders of Registrable Securities for purposes of disposition. The Company, non-requesting Holders and Other Stockholders shall have the right to participate in such registration as provided in Section C(l) except that in the event the Underwriter determines that market factors require a limitation on the number of shares to be underwritten, then shares shall be excluded from such registration and underwriting pursuant to the allocation method (and subject to any limitations) described in Section C(l).

               5. Registration Procedures. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of such registration and as to the completion thereof. At its expense, the Company will:

                          a. Keep such registration effective for a period of
ninety (90) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; and

                          b. Furnish such number of prospectuses and other
documents incident thereto as a Holder from time to time may reasonably request; and

                          c. In connection with any underwritten offering
pursuant to a registration statement filed pursuant to Section C(l) hereof, the Company will enter into any underwriting agreement reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customary underwriting provisions, and provided further that if the underwriter so requests the underwriting agreement will contain customary indemnification and contribution provisions, and provided further that the Underwriter is reasonably acceptable to the Company.

               6.     Indemnification

                          a. To the extent permitted by law, the Company will
indemnify each Holder, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof) to which they may become subject under the Securities Act, or the Exchange Act and other state securities laws, including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act, the Exchange Act or state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, and each person controlling such Holder for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein provided, further, that the indemnity agreement contained in this Section C(6)(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

                          b. To the extent permitted by law, each Holder will,
if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such other person within the meaning of Section 15 of the Securities Act, and each other such Holder including shares of his Registrable Securities against all claims, losses, damages and liabilities (or actions in respect thereof) to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act and other state securities laws arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, and any amendment or supplement thereto, incident to any such registration, qualification or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, legal counsel, independent accountants, underwriters or control persons for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein, provided, however, that the indemnity agreement contained in this Section C(6)(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of a majority in interest of the Holders, which consent shall not be unreasonably withheld and provided further that each Holder's liability for indemnification hereunder shall be limited to the net amount of any proceeds received by such Holder from the sale of securities described in the first sentence of this Section C(6).

                          c. Each party entitled to indemnification under this
Section C(6) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, including any legal fees incurred, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                          d. If the indemnification provided for in this Section
C(6) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided however, that the total amount paid or payable by a Holder for any indemnification provided in this Section C(6)(d) shall be limited to the net amount of any proceeds received by such Holder from the sale of securities described in the first sentence of this Section C(6). The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                          e. Notwithstanding the foregoing, to the extent that
the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                          f. The obligations of the Company and Holders under
this Section C(6) shall survive the completion of any offering of Registrable Securities in a registration statement under Sections C(l), (2) and (4) of this Agreement, and otherwise.

               7. Information by Holder. Each Holder and each Other Stockholder holding securities included in any registration shall furnish to the Company such information regarding such Holder or Other Stockholder as the Company may reasonably request in writing as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

               8. Limitations on Registration of Issues of Securities. From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder the right to require the Company to initiate any registration of any securities of the Company, provided that this Section C(8) shall not limit the right of the Company to enter into any agreements with any holder or prospective holder of any securities of the Company giving such holder or prospective holder the right to require the Company, upon any registration of any of its securities, to include, among the securities which the Company is then registering, securities owned by such holder. Any right given by the Company to any holder or prospective holder of the Company's securities in connection with the registration of securities shall be conditioned such that it shall be consistent with the provisions of this Agreement and with the rights of the Holders provided in this Agreement.

               9. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration, the Company agrees to:

                          a. Make and keep public information available as those
terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

                          b. Use its best efforts to file with the Commission in
a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements;

                          c. So long as a stockholder owns any Restricted
Securities, furnish to the stockholder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a stockholder may reasonably request in availing itself of any rule or regulation of the Commission allowing a stockholder to sell any such securities without registration.

               10. No-Action Letter or Opinion of Counsel in Lieu of Registration. Notwithstanding anything in this Agreement to the contrary, if at any time after the date of the Company's Public Offering under the Securities Act the Company shall have obtained from the Commission a "no-action" letter in which the Commission has indicated that it will take no action if, without registration under the Securities Act, any Holder disposes of Registrable Securities covered by any request for registration made under this Agreement in the manner in which such Holder proposes to dispose of the Registrable Securities included in such request, or if in the opinion of counsel for the Company concurred in by counsel for such Holder no registration under the Securities Act is required in connection with such disposition, the Registrable Securities included in such request shall not be eligible for registration under this Agreement; provided, however, with respect to any Holder who may deemed to be an "affiliate," as that term is defined under Rule 144, if, notwithstanding the opinion of such counsel, the Holder is unable to dispose of all of the Registrable Securities included in his request in the manner in which such Holder so proposes without registration, the Registrable Securities included in such request shall be eligible for registration under this Agreement.

               11. Transfer or Assignment of Registration Rights. The right to cause the Company to register Common Stock issued or issuable pursuant to the conversion of the Founder's Shares, or issued in respect of securities issued pursuant to the conversion of the Founders' Shares, upon any stock split, stock dividend, recapitalization, substitution, or similar event shall not be transferable. Any other right to cause the Company to register Registrable Securities granted to a Holder by the Company under Sections C(1), (2) and (4) hereof may be transferred or assigned by Holder to (i) a transferee or assignee of at least 10% of the Registrable Securities or (ii) to a subsidiary, parent, general partner, limited partner or retired partner of a Holder, provided that the Company is given written notice by the Holder within two (2) business days of said transfer or assignment of such Registrable Securities, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned; provided that the transferee or assignee of such rights is not deemed by the Board of Directors of the Company, in its reasonable judgment, to be a competitor of the Company; and provided further that the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement.

               12. "Market Stand-off" Agreement. Each Holder agrees, if requested by the Company and an underwriter of Common Stock (or other securities) of the Company, not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder during a period of time determined by the Company and its underwriters (not to exceed 180 days) following the effective date of a registration statement of the Company filed under the Securities Act with respect to the Company's initial public offering, provided that all officers and directors of the Company who then hold Common Stock (or other securities) of the Company enter into similar agreements. Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said period.

               13. Limitations on Registration Obligations. The Company shall not be obligated to effect, or to take any action to effect, any registration qualification or compliance pursuant to Section C(l), (2) or (4):

                          a. In any particular jurisdiction in which the Company
would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; or

                          b. With respect to a registration pursuant to Section
C(l), after the Company has effected two (2) such registrations pursuant to Section C(l); or

                          c. More than seven (7) years following the closing of
the Public Offering, or

                          d. Prior to the earlier to occur of (a) two (2) years
from the Closing Date and (b) six (6) months following the closing of the Public Offering, or

                          e. If the Company shall furnish to Holders following a
request for registration a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed on or before the time filing would be required and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing once during any 12 month period for a period of not more than one hundred twenty
(120) days after receipt of the request of the Initiating Holders (it being understood that the Company shall not have any obligation to take any action to register Registrable Securities for which the Company receives notice pursuant to Sections C(l)(a) or C(4) during such 120-day period).

        D.     Right of First Refusal.

               1. New Issuances. The Company hereby grants to the Investors the right of first refusal (the "Right of First Refusal") to purchase a pro rata share of all (or any part) of any "New Securities" (as defined in this Section
D) that the Company may, from time to time propose to sell and issue. Such pro rata share, for purposes of this right of first refusal, is the ratio of the number of Series A Shares, Series B Shares, Series C Shares and Series D Shares then owned by such Investor to the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities, assuming for such purpose the exercise of all outstanding options and warrants and the conversion into Common Stock of all outstanding convertible securities, including the Series A Shares, Series B Shares, Series C Shares and Series D Shares. This right of first refusal shall be subject to the following provisions:

                          a. "New Securities" shall mean any common stock and
preferred stock of the Company whether or not authorized on the date hereof, and rights, options, or warrants to purchase common stock or preferred stock and equity securities of any type whatsoever that are, or may become, convertible into common stock or preferred stock; provided, however, that "New Securities" does not include the following:

                             (i) issuances of (A) Series D Shares, (B) shares of
the Company's Common Stock issued upon conversion of the Founders' Shares, Series B Common Shares, Series A

Shares, Series B Shares, Series C Shares, Series D Shares, and (C) any other securities issued in respect of the Founders' Shares, Series B Common Shares, Series A Shares, Series B Shares, Series C Shares, Series D Shares, the Note and Warrant Conversion Stock, or the Common Stock issued upon conversion of the Founders' Shares, Series B Common Shares, Series A Shares, Series B Shares, Series C Shares, Series D Shares, upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event;

                             (ii) securities of the Company issued pursuant to
the acquisition of a business by the Company by merger, purchase of assets, or other acquisition or reorganization approved by the Board of Directors;

                             (iii) securities of the Company issued in
connection with equipment lease financing transactions or bank financing transactions approved by the Board of Directors;

                             (iv) shares of common stock, or options to purchase
shares of common stock, issued or granted to officers, directors, employees and consultants of the Company pursuant to stock plans and option plans or other arrangements unanimously approved by the Board of Directors;

                             (v) shares of common stock or preferred stock
issued in connection with any stock split, stock dividend, or recapitalization by the Company; and

                             (vi) securities offered to the public pursuant to
the Public Offering.

                          b. In the event that the Company proposes to undertake
an issuance of New Securities, it shall give each Investor written notice of its intention, describing the type of New Securities, the price, and the general terms upon which the Company proposes to issue the same. Each Investor shall have fifteen (15) business days after receipt of such notice to agree to purchase its pro rata share of such New Securities at the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. If any Investor fails to agree to purchase its full pro rata share within such fifteen (15) business day period, the Company will give the Investors who did so agree (the "Electing Stockholders") notice of the number of shares which were not subscribed for. Such notice may be by telephone if followed by written confirmation within two days. The Electing Stockholders shall have ten (10) business days from the date of such notice to agree to purchase pro rata any or all of the New Securities not purchased by such non-purchasing Investors.

                          c. In the event that the Investors fail to exercise in
full the right of first refusal within the fifteen (15) business plus ten (10) business day period specified above, the Company shall have sixty (60) days thereafter to sell (or enter into an agreement to sell) the New Securities respecting which the rights of the Investors were not exercised at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice. In the event the Company has not sold (or entered into an agreement to sell) the New Securities within such sixty (60) day period the Company shall not thereafter issue or sell any New Securities, without first offering such New Securities to the Investors in the manner provided above.

                          d. The Right of First Refusal granted under this
Section D shall expire immediately prior to the effective date of the registration statement for the Public Offering.

                          e. This Right of First Refusal may be transferred or
assigned by an Investor to a transferee or assignee of at least 10% of the Series A Shares, 10% of the Series B Shares, 10% of the Series C Shares or 10% of the Series D Shares, provided that the Company is given written notice by the Investor within two (2) business days of said transfer or assignment of such Series A Shares, Series B Shares, Series C Shares or Series D Shares, stating the name and address of said transferee or assignee and identifying the securities with respect to which such rights are being transferred or assigned; provided that the transferee or assignee of such rights is not deemed by the Board of Directors of the Company, in its reasonable judgment, to be a competitor of the Company; and provided further that the transferee or assignee of such rights assumes in writing the obligations of such Investor under this Agreement.

                          f. This Right of First Refusal shall terminate as to
any Investor (or any transferee or assignee of such Investor) at such time as such Investor ceases to own any Series A Shares, Series B Shares, Series C Shares, Series D Shares or Common Stock issuable upon conversion of the Series A Shares, Series B Shares, Series C Shares or Series D Shares.

        E.     Additional Covenants

               1. Key Person Insurance. For so long as any Series B Shares, Series C Shares or Series D Shares are outstanding, the Company shall maintain a key person life insurance policy, payable to the Company and in the minimum amount of $5,000,000 on the life of Dirk Bartels. If following the death of such individual the holders of a majority of the then outstanding Series B Shares, Series C Shares and Series D Shares, voting as a class, give notice to the Company, the proceeds shall be used to redeem (at their respective initial purchase prices, adjusted for stock splits, consolidations, reorganizations and the like) outstanding Series B Shares, Series C Shares and Series D Shares to the extent allowed by the laws of the Company's state of organization and by the Company's charter documents, which redemption shall be in compliance with the terms of the Company's Certificate of Incorporation. The Company shall not be obligated to redeem fractional Series B Shares, Series C Shares or Series D Shares.

               2.     Financial Information.

                          a. As long as any Investor is a holder of at least
25,000 of the Series A Shares, the Series B Shares, the Series C Shares or Series D Shares, the Company will mail or otherwise deliver to each such person who will agree to maintain such information in confidence with standard and reasonable exceptions to such confidentiality:

                             (i) Within thirty (30) days following the end of
each month and quarter following April 30, 1999, monthly and quarterly, respectively, financial statements, including an income statement, statement of cash flow and balance sheet for the prior monthly period and quarterly period, respectively, such statements will include year to date figures, a comparison of such figures to the Company's budget for each item (with any variances delineated), and a ratio analysis reasonably satisfactory to the Investors.

                             (ii) As soon as practicable after the end of each
fiscal year, and in any event within 120 days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and consolidated statements of cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with United States generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and audited by independent public accountants of national standing selected by the Company and approved by the Board of Directors.

                             (iii) Within thirty (30) days before the end of
each fiscal year, a budget, including projected income statement, cash flow and balance sheet, on a monthly basis, for the next succeeding fiscal year, together with a brief qualitative description of the Company's plans for such year by the Company's Chief Executive Officer.

                             (iv) Within ten days after discovery by the Company
of any material default in the terms of the Series B Purchase Agreement, Series C Purchase Agreement, Series D Purchase Agreement or any other event which is likely to have a material adverse effect on the business of the Company and its subsidiaries, taken as a whole, a notice of such default.

                             (v) Deliver promptly after transmission or
occurrence (but, in any event, within ten days) any other reports, including communications with stockholders or the financial community, filed by the Company or its officers or directors (other than Forms 3, 4 and 5 and successor forms thereto) on behalf of the Company with the Commission, which reports the Company may, at its option, deliver using electronic mail.

               3. Restriction on Increases in Founders' Salaries. The Company agrees that until the Series B Shares are redeemed or converted in full, the salaries of officers shall be determined by disinterested members of the Company's Board of Directors.

               4. Compliance with Financing Documents. The Company will comply with all of the provisions of this Agreement, the Second Amended and Restated Founders' Co-Sale and Restricted Stock Agreement of even date herewith, and the Second Amended and Restated Voting Agreement of even date herewith.

               5. Prompt Payment of Taxes, etc. The Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company or any subsidiary; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

               6. Maintenance of Properties. The Company will keep its properties and those of its subsidiaries in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needed and proper repairs, renewals, replacements, additions and improvements thereto.

               7. Accounts and Records. The Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs and such records and books shall be kept in accordance with generally accepted accounting principles applied on a consistent basis.

               8. Maintenance of Corporate Existence, etc. The Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by it or any subsidiary and deemed by the Company to be material to the conduct of their business.

               9. Availability of Common Stock for Conversion. The Company will from time to time, in accordance with the laws of the State of Delaware, increase the authorized amount of Series A Common Stock if at any time the number of shares of Series A Common Stock remaining unissued and available for issuance shall be insufficient to permit conversion of all the then outstanding shares of Series B Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.

               10. Confidential Information and Invention Assignment Agreement. The Company and each director, officer and key employee of the Company or its subsidiaries has, and each person hereafter employed, directly or indirectly, in any capacity by it or any subsidiary will upon employment by the Company, enter into a Confidentiality and Proprietary Information Agreement in substantially the form attached to the Series D Purchase Agreement.

               11. Observer Rights. For as long as Atlas Venture Europe Fund B.V. ("Atlas") owns at least 120,000 shares of Series B Stock, Atlas shall have the right to have one of its representatives attend each Board Meeting, which representative will agree, as a condition to such attendance, to keep any information divulged in connection with such meetings confidential and to sign any confidentiality agreements reasonably requested by the Company. For so long as Novell, Inc. ("Novell") owns at least 120,000 shares of Series C Stock, Novell shall have the right to have one of its representatives attend each Board Meeting and to be provided with a copy of any actions taken by unanimous written consent of the Board of Directors, which representative will agree, as a condition to such rights, to keep any information divulged in connection with such meetings and actions confidential and to sign any confidentiality agreements reasonably requested by the Company; provided, however, that the Board of Directors has the right to exclude such Novell representative from Board Meetings or to refrain from sending or providing a copy of any actions taken by unanimous written consent of the Board of Directors to Novell in which the Board of Directors reasonably believes the deliberations or discussions of such Board concerns (i) competitors of Novell or matters which are competitive with Novell's business, (ii) relationships between the Company and Novell, (iii) any company in which Novell owns a beneficial interest, or (iv) matters with respect to which Novell otherwise has a conflict of interest. For so long as

Technologie Beteiligungs Gesellschaft and Private Equity Bridge Invest Ltd. each own at least 120,000 shares of Series D Stock, each shall have the right to have one of its representatives attend each Board Meeting (the "Series D Representatives") and to be provided with a copy of any actions taken by unanimous written consent of the Board of Directors, which Series D Representatives will agree, as a condition to such rights, to keep any information divulged in connection with such meetings and actions confidential and to sign any confidentiality agreements reasonably requested by the Company; provided, however, that the Board of Directors has the right to exclude either Series D Representative from Board Meetings or to refrain from sending or providing a copy of any actions taken by unanimous written consent of the Board of Directors to either Series D Representative in which the Board of Directors reasonably believes the deliberations or discussions of such Board concerns (i) competitors of such Series D Representative or matters which are competitive with either Series D Representative's business, (ii) relationships between the Company and such Series D Representative, (iii) any company in which such Series D Representative owns a beneficial interest of at least fifteen percent (15%) of the voting power of the outstanding shares of such company, or (iv) matters with respect to which such Series D Representative otherwise has a conflict of interest. Each such representative shall be notified of the Board meetings such representative have the right to attend hereunder. The Company shall have no obligation to pay any expenses associated with any such representative's attendance at any meeting of the Company's Board of Directors.

               12. Termination of Additional Covenants. The Company's obligations under this Section E will terminate immediately prior to the Public Offering.

        F.     Miscellaneous

               1. Governing Law. This Agreement and the legal relations between the parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of California. The parties hereto agree to submit to the jurisdiction of the federal and state courts of the State of California with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers, and other relations between the parties arising under this Agreement.

               2. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties regarding the rights described herein. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

               3. Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by telecopier and via overnight courier, or otherwise delivered by hand or by messenger, addressed (a) if to a Series B Common Stockholder, Series B Stockholder, Series C Stockholder or Series D Stockholder, at the telecopier number and address set forth on Exhibit A attached hereto, or at such other address as such stockholders shall have furnished to the other parties hereto in writing, or (b) if to the Company, at the address of its principal offices set forth on the signature page of this Agreement, or at such other address as the Company shall have furnished to the other parties hereto in writing, with a copy to Bruce M. McNamara, Wilson Sonsini

Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304, telecopier
(650) 493-6811 or (c) if to a Series A Stockholder or a Founder, at the telecopier number and address of such person set forth on the signature page of this Agreement, or at such other telecopier and address as such person shall have furnished to the other parties hereto in writing, or (d) if to any other holder of Founders' Shares, Series B Common Shares, Series A Shares, Series B Shares, Series C Shares or Series D Shares (or Restricted Securities issued with respect thereto), at such telecopier number and address as such holder shall have furnished the other parties hereto in writing, or, until any such holder so furnishes a telecopier number and an address to the Company, then to and at the telecopier number and address of the last holder of such shares who has so furnished an address to the Company.

               4. Amendments and Waivers. Any term of this Agreement may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and Holders of at least two-thirds (2/3) of the Registrable Securities (other than the Founders' Shares). Any amendment so effected shall be binding upon the Company and all other persons having any rights hereunder.

               5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.



              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                               POET HOLDINGS, INC.
                           SECOND AMENDED AND RESTATED

                          STOCKHOLDER RIGHTS AGREEMENT

          IN WITNESS WHEREOF, the undersigned have hereunto set their hands.

INDIVIDUAL:

If you are signing as an individual,
please print your name and sign below.



- --------------------------------------------
Name of Individual           (Please Print)



- --------------------------------------------
Signature


ENTITY:

If you are signing on behalf of an entity, please print the name of the entity, your name and title, and sign below.


- ----------------------------------------
Name of Entity             (Please Print)


By:
   -------------------------------------
Name of Signatory          (Please Print)


- ----------------------------------------
Title

- ----------------------------------------
Signature




         [Signature Page to Series D Preferred Stock Purchase Agreement]

                      COMPANY:                     POET HOLDINGS, INC.
                                                   999 Baker Way, Suite 100
                                                   San Mateo, CA  94404
                                                   Telecopier:  650/286-4630

                                                   By:
                                                      --------------------------
                                                      Dirk Bartels, President




       [Signature Page to Series D Preferred Stockholder Rights Agreement]

                                       EXHIBIT A

SERIES B COMMON STOCKHOLDERS

DIRK BARTELS
c/o POET Holdings, Inc.
999 Baker Way
Suite 100
San Mateo, CA  94404

JOCHEN WITTE
Ringstrasse 77A
Hamburg  22359
Germany

SERIES B COMMON STOCKHOLDERS/SERIES A STOCKHOLDERS/
SERIES B STOCKHOLDERS/SERIES C STOCKHOLDERS

EUROPEAN TECHNOLOGY HOLDING N.V.

Nivjerheldsweg 31C
NL-1851 NW Heiloo
The Netherlands

INNOVACOM
23, rue Royale
75008 Paris
France

SERIES B COMMON STOCKHOLDERS/SERIES B STOCKHOLDERS

BRADFORD C. O'BRIEN AND JUDITH MAYER O'BRIEN,
TRUSTEES OF THE O'BRIEN FAMILY TRUST
U/D/T DTD JULY 1, 1992
c/o Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA  94304


SERIES B STOCKHOLDERS

WS INVESTMENT 95A
650 Page Mill Road
Palo Alto, CA  94304

SERIES B COMMON STOCKHOLDERS/SERIES C STOCKHOLDERS

WS INVESTMENT 95A
650 Page Mill Road
Palo Alto, CA  94304

SERIES B COMMON STOCKHOLDERS/SERIES B STOCKHOLDERS/
SERIES C STOCKHOLDERS

LAWRENCE OWEN BROWN, TRUSTEE
LAWRENCE OWEN BROWN FAMILY TRUST
U/D/T DTD 10/30/87
19753 Farwell Drive
Saratoga, CA  95070

GC&H INVESTMENTS
One Maritime Plaza, 20th Floor
San Francisco, CA  94111

ATLAS VENTURE EUROPE FUND B.V.
Naarderport 1
PO Box 5225
1410 AE Naarden
The Netherlands

EL DORADO VENTURES III, L.P.
2400 Sand Hill Road, #100
Menlo Park, CA  94025

EL DORADO C&L FUND, L.P.
2400 Sand Hill Road, #100
Menlo Park, CA  94025

EL DORADO TECHNOLOGY IV, L.P.
2400 Sand Hill Road, #100
Menlo Park, CA  94025

SIGMA PARTNERS III, L.P.
2884 Sand Hill Road, Suite 121
Menlo Park, CA  94025

SIGMA ASSOCIATES III, L.P.
2884 Sand Hill Road, Suite 121
Menlo Park, CA  94025

SIGMA INVESTORS III, L.P.
2884 Sand Hill Road, Suite 121
Menlo Park, CA  94025

SERIES C STOCKHOLDERS

NOVELL, INC.
1555 N. Technology Way
A-331
Attn:  Robb Taylor
Orem, Utah  84092

PURCHASERS

EUROPEAN TECHNOLOGY HOLDING N.V.
Nivjerheldsweg 31C
NL-1851 NW Heiloo
The Netherlands

INNOVACOM
23, rue Royale
75008 Paris
France

ATLAS VENTURE EUROPE FUND B.V.
Naarderport 1
PO Box 5225
1410 AE Naarden
The Netherlands

EL DORADO VENTURES III, L.P.
2400 Sand Hill Road, #100
Menlo Park, CA  94025

EL DORADO C&L FUND, L.P.
2400 Sand Hill Road, #100
Menlo Park, CA  94025

EL DORADO TECHNOLOGY IV, L.P.
2400 Sand Hill Road, #100
Menlo Park, CA  94025

SIGMA PARTNERS III, L.P.
2884 Sand Hill Road, Suite 121
Menlo Park, CA  94025

SIGMA ASSOCIATES III, L.P.
2884 Sand Hill Road, Suite 121
Menlo Park, CA  94025

SIGMA INVESTORS III, L.P.
2884 Sand Hill Road, Suite 121
Menlo Park, CA  94025

LAWRENCE OWEN BROWN
TRUSTEE FOR THE LAWRENCE OWEN BROWN
FAMILY TRUST
19753 Farwell Drive
Saratoga, CA  95070

PRIVATE EQUITY BRIDGE INVEST LTD.
P.O. Box 30864 SMB
Grand Pavilion Commercial Centre
West Bay Road
Grand Cayman, Cayman Islands
British West Indies

TBG TECHNOLOGIE BETEILIGUNGS GESELLSCHAFT
Herrn Ernst G. Mayer
Ludwig Erhardt Platz 3
53179 Bonn
Germany

INNOVATIONSFONDS SCHLESWIG-HOLSTEIN &
HAMBURG GMBH
Grosse Bleichen 8
20354  Hamburg
Germany

TH FONDS VC GMBH
Lenbachplatz  3
80333 Munich
Germany